Exhibit 99.1
News Release
Mirion Announces Third Quarter 2024 Financial Results and Updates Full Year Guidance
•Revenues for the third quarter increased 8.2% to $206.8 million, compared to $191.2 million in the same period in 2023.
•Net loss was $14.0 million in the third quarter, compared to a net loss of $12.9 million in the same period last year. Adjusted EBITDA was $45.7 million, a 17.8% increase from $38.8 million in the same period last year.
•Loss from operations margin was 0.8% in the third quarter, compared to 5.8% in the same period in 2023. Adjusted EBITDA margin was 22.1% in the third quarter, compared to 20.3% in the same period last year.
•GAAP net loss per share for the third quarter was $0.07, compared to $0.06 in the third quarter of 2023. Adjusted earnings per share for the quarter was $0.08, compared to $0.05 in the same period last year.
•The company updated its full year 2024 guidance. Total and organic revenue growth rates now expected to be 6% to 7% and 5% to 6%, respectively. Adjusted free cash flow range tightened to $65 to $75 million. Maintaining adjusted EBITDA and adjusted EPS range of between $195 to $205 million and $0.37 to $0.42 per share, respectively.

Atlanta, GA – October 29, 2024 – Mirion (“we” or the “company”) (NYSE: MIR), a global provider of radiation detection, measurement, analysis, and monitoring solutions to the medical, nuclear, defense, and research end markets, today announced results for the third quarter ended September 30, 2024.

“Third quarter results were in-line with our expectations,” stated Thomas Logan, Mirion’s Chief Executive Officer. “We continue to see revenue growth and margin expansion across both segments, supported by strong underlying super-trends in nuclear power and cancer care. Moreover, excluding the impacts from two large, one-time orders in third quarter 2023, the nuclear power adjusted order book increased 12%. Encouragingly, the spate of nuclear deals announced by hyperscalers in support of the extreme power demands enabling their AI business models should accelerate the development of next-generation nuclear power technology. Our broad strategic relationships with both small modular reactor (“SMR”) players and utility-scale nuclear power providers has us well-positioned for future growth.”

Logan continued, “Adjusted EBITDA margin in the quarter was 22.1% - an improvement of approximately 180 basis points compared to the same period last year. This marks the fifth consecutive quarter of EBITDA margin expansion and reflects the continuous improvement of operating quality across the enterprise.”

Updated 2024 Guidance
Commenting on Mirion’s full year 2024 guidance, Logan said, “Our third quarter performance keeps us on-track for another strong year. Our expected 2024 performance represents improvements in top-line growth, adjusted EBITDA margin expansion, and further improvements to the balance sheet. We continue to focus on improving our operating efficiency and progressing towards our long-term stated objective of 30% adjusted EBITDA margins.”
Mirion is updating components of its guidance for the fiscal year and 12-month period ending December 31, 2024:
•Revenue growth of 6% to 7%, compared to 5% to 7% previously
◦Organic revenue growth of 5% to 6%, compared to 4% to 6% previously
▪Medical LSD organic growth, compared to LSD+ previously
▪Technologies MSD+ organic growth, which is unchanged
◦Inorganic revenue growth of approximately 1.5%, primarily as a result of the ec2 acquisition
◦Closure of lasers business expected to negatively impact organic revenue growth by approximately 30 basis points
•Adjusted EBITDA of $195 million to $205 million, which is unchanged

Exhibit 99.1
News Release
•Adjusted EPS of $0.37 to $0.42, which is unchanged
•Adjusted free cash flow of $65 million to $75 million, compared to $65 million to $85 million previously
The guidance for organic revenue growth excludes the impact of foreign exchange rates as well as mergers, acquisitions and divestitures.
Other modeling and guidance assumptions include the following:
•Depreciation of approximately $34 million for the year
•Net interest expense of approximately $52 million (approximately $50 million of cash interest)
•Effective tax rate between 27% and 29%
•Capital expenditures of approximately $45 million
•Cash taxes of approximately $35 million
•Approximately 205 million shares of Class A common stock outstanding (excludes 6.8 million shares of Class B common stock, 18.8 million founder shares, subject to vesting, 1.7 million restricted stock units, 1.2 million performance stock units and a further 34.4 million shares reserved for future equity awards (subject to annual automatic increases)) (all numbers as of September 30, 2024)
•Euro to U.S. Dollar foreign exchange conversion rate of 1.09
•Cash non-operating expenses of approximately $10 million
•Stock-based compensation of approximately $12 million
The Company’s guidance contains forward-looking statements and actual results may differ materially as a result of known and unknown uncertainties and risks, including those set forth below under the heading “Forward-Looking Statements.” In addition, forward-looking non-GAAP financial measures are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in projecting and quantifying the various adjusting items necessary for such reconciliations, such as stock-based compensation expense, amortization and depreciation expense, merger and acquisition activity and purchase accounting adjustments, that have not yet occurred, are out of Mirion’s control, or cannot be reasonably predicted. Accordingly, reconciliations of our guidance for organic and inorganic revenue, adjusted EBITDA, adjusted EPS and adjusted free cash flow are not available without unreasonable effort.
Conference Call
Mirion will host a conference call tomorrow, October 30, 2024 at 11:00 a.m. ET to discuss its financial results. Participants may access the call by dialing 1-877-407-9208 or 1-201-493-6784, and requesting to join the Mirion Technologies, Inc. earnings call. A live webcast will also be available at https://ir.mirion.com/news-events.
A telephonic replay will be available shortly after the conclusion of the call and until November 13, 2024. Participants may access the replay at 1-844-512-2921, international callers may use 1-412-317-6671, and enter access code 13749095. An archived replay of the call and an accompanying presentation will also be available on the Investors section of the Mirion website at https://ir.mirion.com/.

Exhibit 99.1
News Release
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “hope”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “strive”, “seeks”, “plans”, “would”, “will”, “understand” and similar words are intended to identify forward looking statements, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include but are not limited to, statements regarding our future operating results, financial position and guidance, our business strategy and plans, our objectives for future operations, our strategic partnership with EDF, the closure of our lasers business, macroeconomic trends, trends in cancer care, nuclear power and small modular reactor, foreign exchange, interest rate and inflation expectations, any future mergers, acquisitions, divestitures and strategic investments, including the completion and integration of previously completed transactions, and our future share capitalization. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including changes in domestic and foreign business, market, economic, financial, political and legal conditions, including related to matters affecting Russia, the relationship between the United States and China, conflict in the Middle East and risks of slowing economic growth or economic recession in the United States and globally; developments in the government budgets (defense and non-defense) in the United States and other countries, including budget reductions, sequestration, implementation of spending limits or changes in budgetary priorities, delays in the government budget process, a U.S. government shutdown or the U.S. government’s failure to raise the debt ceiling; risks related to the public’s perception of nuclear radiation and nuclear technologies; risks related to the continued growth of our end markets; our ability to win new customers and retain existing customers; our ability to realize sales expected from our backlog of orders and contracts; risks related to governmental contracts; our ability to mitigate risks associated with long-term fixed price contracts, including risks related to inflation; risks related to information technology system failures or other disruptions or cybersecurity, data security or other security threats; risks related to the implementation and enhancement of information systems; our ability to manage our supply chain or difficulties with third-party manufacturers; risks related to competition; our ability to manage disruptions of, or changes in, our independent sales representatives, distributors and original equipment manufacturers; our ability to realize the expected benefit from strategic transactions, such as acquisitions, divestitures, investments and partnerships, including any synergies, or internal restructuring and improvement efforts; our ability to issue debt, equity or equity-linked securities in the future; risks related to changes in tax law and ongoing tax audits; risks related to future legislation and regulation both in the United States and abroad; risks related to the costs or liabilities associated with product liability claims; risks related to the uncertainty of legal claims, litigation, arbitration and similar proceedings; our ability to attract, train and retain key members of our leadership team and other qualified personnel; risks related to the adequacy of our insurance coverage; risks related to the global scope of our operations, including operations in international and emerging markets; risks related to our exposure to fluctuations in foreign currency exchange rates, interest rates and inflation, including the impact on our debt service costs; our ability to comply with various laws and regulations and the costs associated with legal compliance; risks related to the outcome of any litigation, government and regulatory proceedings, investigations and inquiries; risks related to our ability to protect or enforce our proprietary rights on which our business depends or third-party intellectual property infringement claims; liabilities associated with environmental, health and safety matters; our ability to predict our future operational results; and the effects of health epidemics, pandemics and similar outbreaks may have on our business, results of operations or financial condition. Further information on risks, uncertainties and other factors that could affect our financial results are included in the filings we make with the United States Securities and Exchange Commission (the “SEC”) from time to time, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other periodic reports filed or to be filed with the SEC.

You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Exhibit 99.1
News Release
Use of Non-GAAP Financial Information
In addition to our results determined in accordance with GAAP, we believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below, as well as the “Reconciliation of Non-GAAP Financial Measures” section of this press release. Non-GAAP financial information is not a substitute for GAAP financial information and undue reliance should not be placed on such non-GAAP financial information. In addition, similarly titled items used by other companies may not be comparable due to variations in how they are calculated and how terms are defined.
Channels for Disclosure of Information
Mirion intends to announce material information to the public through the Mirion Investor Relations website ir.mirion.com, SEC filings, press releases, public conference calls and public webcasts. Mirion uses these channels, as well as social media, to communicate with its investors, customers, and the public about the company, its offerings, and other issues. It is possible that the information Mirion posts on social media could be deemed to be material information. As such, Mirion encourages investors, the media, and others to follow the channels listed above, including the social media channels listed on Mirion’s investor relations website, and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which Mirion will announce information will be posted on the investor relations page on Mirion’s website.

About Mirion
Mirion (NYSE: MIR) is a global leader in radiation safety, science and medicine, empowering innovations that deliver vital protection while harnessing the transformative potential of ionizing radiation across a diversity of end markets. The Mirion Technologies group provides proven radiation safety technologies that operate with precision – for essential work within R&D labs, critical nuclear facilities, and on the front lines. The Mirion Medical group solutions help enhance the delivery and ensure safety in healthcare, powering the fields of Nuclear Medicine, Radiation Therapy QA, Occupational Dosimetry, and Diagnostic Imaging. Headquartered in Atlanta (GA – USA), Mirion employs approximately 2,850 people and operates in 12 countries. Learn more at mirion.com.
Contacts
For investor inquiries:
Eric Linn
ir@mirion.com
For media inquiries:
Erin Schesny
media@mirion.com

Exhibit 99.1
News Release

Mirion Technologies, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions, except share data)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$133.3	$128.8
Restricted cash	0.3	0.6
Accounts receivable, net of allowance for doubtful accounts	148.6	172.3
Costs in excess of billings on uncompleted contracts	70.3	48.7
Inventories	154.0	144.1
Prepaid expenses and other current assets	38.8	44.1
Assets held for sale	1.2	—
Total current assets	546.5	538.6
Property, plant, and equipment, net	146.3	134.5
Operating lease right-of-use assets	32.1	32.8
Goodwill	1,452.6	1,447.6
Intangible assets, net	447.3	538.8
Restricted cash	0.1	1.1
Other assets	29.0	25.1
Total assets	$2,653.9	$2,718.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$53.1	$58.7
Deferred contract revenue	88.8	103.4
Third-party debt, current	0.6	1.2
Operating lease liability, current	6.7	6.8
Accrued expenses and other current liabilities	103.4	95.6
Total current liabilities	252.6	265.7
Third-party debt, non-current	684.5	684.7
Warrant liabilities	—	55.3
Operating lease liability, non-current	28.5	28.1
Deferred income taxes, non-current	64.1	84.0
Other liabilities	49.3	50.7
Total liabilities	1,079.0	1,168.5
Commitments and contingencies (Note 10)
Stockholders’ equity (deficit):
Class A common stock; $0.0001 par value, 500,000,000 shares authorized; 225,468,851 shares issued and outstanding at September 30, 2024; 218,177,832 shares issued and outstanding at December 31, 2023	—	—
Class B common stock; $0.0001 par value, 100,000,000 shares authorized; 6,790,790 shares issued and outstanding at September 30, 2024; 7,787,333 shares issued and outstanding at December 31, 2023	—	—
Treasury stock, at cost; 232,842 shares at September 30, 2024 and 149,076 shares December 31, 2023	(2.2)	(1.3)
Additional paid-in capital	2,137.2	2,056.5
Accumulated deficit	(556.5)	(505.4)
Accumulated other comprehensive loss	(59.6)	(65.3)
Mirion Technologies, Inc. stockholders’ equity	1,518.9	1,484.5
Noncontrolling interests	56.0	65.5
Total stockholders’ equity	1,574.9	1,550.0
Total liabilities and stockholders’ equity	$2,653.9	$2,718.5

Exhibit 99.1
News Release

Mirion Technologies, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Revenues:
Product	$153.2	$142.6	$447.3	$421.6
Service	53.6	48.6	159.2	148.9
Total revenues	206.8	191.2	606.5	570.5
Cost of revenues:
Product	85.8	84.8	247.0	243.4
Service	28.1	25.6	82.1	79.2
Total cost of revenues	113.9	110.4	329.1	322.6
Gross profit	92.9	80.8	277.4	247.9
Operating expenses:
Selling, general and administrative	84.3	83.7	255.9	252.8
Research and development	10.2	7.9	26.9	23.9
(Gain) loss on disposal of business	—	0.3	(1.2)	6.5
Total operating expenses	94.5	91.9	281.6	283.2
Loss from operations	(1.6)	(11.1)	(4.2)	(35.3)
Other expense (income):
Interest expense	14.1	15.5	44.7	46.1
Interest income	(1.4)	(1.3)	(5.1)	(3.4)
Loss on debt extinguishment	—	—	—	2.6
Foreign currency (gain) loss, net	(0.9)	1.5	0.2	1.0
Increase (decrease) in fair value of warrant liabilities	—	(12.8)	5.3	6.3
Other (income) expense, net	(0.4)	(0.3)	0.3	(0.6)
Loss before income taxes	(13.0)	(13.7)	(49.6)	(87.3)
Loss (benefit) from income taxes	1.0	(0.8)	2.9	(3.1)
Net loss	(14.0)	(12.9)	(52.5)	(84.2)
Loss attributable to noncontrolling interests	(0.4)	(0.8)	(1.4)	(2.5)
Net loss attributable to Mirion Technologies, Inc.	$(13.6)	$(12.1)	$(51.1)	$(81.7)

Net loss per common share attributable to Mirion Technologies, Inc. — basic and diluted	$(0.07)	$(0.06)	$(0.25)	$(0.42)
Weighted average common shares outstanding — basic and diluted	206.676	199.223	202.881	195.388

Exhibit 99.1
News Release

Mirion Technologies, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In millions)

	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
OPERATING ACTIVITIES:
Net loss	$(52.5)	$(84.2)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	115.8	122.8
Stock-based compensation expense	11.9	17.7
Amortization of debt issuance costs	2.3	5.0
Provision for doubtful accounts	2.3	1.5
Inventory obsolescence write down	3.7	1.7
Change in deferred income taxes	(19.9)	(27.3)
Loss on disposal of property, plant and equipment	0.1	0.3
Loss on foreign currency transactions	0.3	1.0
Increase in fair values of warrant liabilities	5.3	6.3
(Gain) loss on disposal of business	(1.2)	6.5
Other	1.4	(0.6)
Changes in operating assets and liabilities:
Accounts receivable	21.6	15.3
Costs in excess of billings on uncompleted contracts	(24.9)	(16.4)
Inventories	(12.1)	(14.8)
Prepaid expenses and other current assets	6.7	(0.8)
Accounts payable	(4.6)	(15.3)
Accrued expenses and other current liabilities	2.6	(0.7)
Deferred contract revenue and liabilities	(19.4)	7.7
Other assets	(0.5)	1.2
Other liabilities	(0.6)	1.3
Net cash provided by operating activities	38.3	28.2
INVESTING ACTIVITIES:
Acquisitions of businesses, net of cash and cash equivalents acquired	(1.0)	—
Proceeds from business disposal	1.2	1.0
Purchases of property, plant, and equipment and badges	(37.1)	(25.2)
Proceeds from net investment hedge derivative contracts	2.8	2.9
Other investing	—	(1.0)
Net cash used in investing activities	(34.1)	(22.3)
FINANCING ACTIVITIES:
Issuances of common stock	—	150.0
Common stock issuance costs	—	(0.2)
Stock repurchased to satisfy tax withholding for vesting restricted stock units	(1.0)	(0.4)
Deferred financing costs	(1.3)	—
Principal repayments	—	(127.3)
Proceeds from cash flow hedge derivative contracts	0.9	0.3
Other financing	(0.6)	(0.4)
Net cash (used in) provided by financing activities	(2.0)	22.0
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1.0	(0.8)
Net increase in cash, cash equivalents, and restricted cash	3.2	27.1
Cash, cash equivalents, and restricted cash at beginning of period	130.5	75.0
Cash, cash equivalents, and restricted cash at end of period	$133.7	$102.1

Exhibit 99.1
News Release

Share Count
Consists of 206,718,851 shares of Class A common stock outstanding as of September 30, 2024. Excludes (1) 6,790,790 shares of Class B common stock outstanding as of September 30, 2024; (2) 18,750,000 founder shares which are issued and outstanding shares of Class A common stock subject to vesting in three equal tranches, based on the volume-weighted average price of our Class A common stock being greater than or equal to $12.00, $14.00 and $16.00 per share for any 20 trading days in any 30 consecutive trading day period, and such shares will be forfeited to us for no consideration if they fail to vest within five years after October 20, 2021; (3) 1.7 million shares of Class A common stock underlying restricted stock units and 1.2 million shares of Class A common stock underlying performance stock units; and (4) any shares issuable from awards under our 2021 Omnibus Incentive Plan, which had 34,404,269 shares reserved for future equity awards (subject to annual automatic increases). The 6,790,790 shares of Class B common stock are paired on a one-for-one basis with shares of Class B common stock of Mirion Intermediate Co., Inc. (the "paired interests"). Holders of the paired interests have the right to have their interests redeemed for, at the option of Mirion, shares of Class A common stock on a one-for-one basis or cash based on a trailing stock price average. All share data is of September 30, 2024 unless otherwise noted.

Reconciliation of Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.
Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
Organic revenues is defined as Revenues excluding the impact of foreign exchange rates as well as mergers, acquisitions and divestitures in the period.
Adjusted EBITDA is defined as net income before interest expense, income tax expense, depreciation and amortization adjusted to remove the impact of foreign currency gains and losses, amortization of acquired intangible assets, changes in the fair value of warrants, certain non-operating expenses (restructuring and costs to achieve operational synergies, merger, acquisition and divestiture expenses and IT project implementation expenses), stock-based compensation expense, debt extinguishment and income tax impacts of these adjustments.
Adjusted EBITDA margin is defined as Adjusted EBITDA divided by Revenue.
Adjusted net income is defined as GAAP net income adjusted for foreign currency gains and losses, amortization of acquired intangible assets, changes in the fair value of warrants, certain non-operating expenses (restructuring and costs to achieve operational synergies, merger, acquisition and divestiture expenses and IT project implementation expenses), stock-based compensation expense, debt extinguishment and income tax impacts of these adjustments.
Adjusted EPS is defined as adjusted net income divided by weighted average common shares outstanding — basic and diluted.
Adjusted free cash flow is defined as free cash flow adjusted to include the impact of cash used to fund non-operating expenses. We believe that the inclusion of supplementary adjustments to free cash flow applied in presenting adjusted free cash flow is appropriate to provide additional information to investors about our cash flows that management utilizes on an ongoing basis to assess our ability to generate cash for use in acquisitions and other investing and financing activities.
Free cash flow is defined as U.S. GAAP net cash provided by operating activities adjusted to include the impact of purchases of property, plant, and equipment, purchases of badges and proceeds from derivative contracts.

Exhibit 99.1
News Release
Net leverage is defined as Net Debt (debt minus cash and cash equivalents) divided by Adjusted EBITDA plus contributions to Adjusted EBITDA if acquisitions made during the applicable period had been made before the start of the applicable period.

Operating Metrics
Order growth is defined as the amount of revenue earned in a given period and estimated to be earned in future periods from contracts entered into in a given period as compared with such amount for a prior period. Foreign exchange rates are based on the applicable rates as reported for the time period.
Adjusted order growth (decline) is defined as order growth (decline) adjusted to exclude large, one-time orders and the impact of acquisitions and divestitures.

Exhibit 99.1
News Release

The following tables present reconciliations of certain non-GAAP financial measures for the applicable periods.

Mirion Technologies, Inc.
Reconciliation of Adjusted EBITDA
(In millions)

	Three Months Ended
	September 30,
	2024	2023
Income from operations	$(1.6)	$(11.1)
Amortization	30.1	32.7
Depreciation - core	6.8	6.3
Depreciation - Mirion Business Combination step-up	1.6	1.6
Stock-based compensation	4.3	6.1
Non-operating expenses	4.1	3.6
Other income	0.4	(0.4)
Adjusted EBITDA	$45.7	$38.8

Income from operations margin	(0.8)%	(5.8)%
Adjusted EBITDA margin	22.1%	20.3%
Mirion Technologies, Inc.
Reconciliation of Adjusted Earnings per Share
(In millions, except per share values)

	Three Months Ended
	September 30,
	2024	2023
Net loss attributable to Mirion Technologies, Inc.	$(13.6)	$(12.1)
Loss attributable to non-controlling interests	(0.4)	(0.8)
GAAP net loss	$(14.0)	$(12.9)
Foreign currency loss (gain), net	(0.9)	1.5
Amortization of acquired intangibles	30.1	32.7
Stock-based compensation	4.3	6.1
Change in fair value of warrant liabilities	—	(12.8)
Non-operating expenses	4.1	2.9
Tax impact of adjustments above	(6.2)	(6.9)
Adjusted Net Income	$17.4	$10.6

Weighted average common shares outstanding — basic and diluted	206.676	199.223
Dilutive Potential Common Shares - RSUs	0.796	0.201
Adjusted weighted average common shares — diluted	207.472	199.424

GAAP loss per share	$(0.07)	$(0.06)
Adjusted earnings per share	$0.08	$0.05